EXHIBIT 4.1

                               FT Interactive Data
                                 FINANCIAL TIMES
                           498 7th Avenue, 19th Floor
                            New York, NY  10018, USA
                               Tel: (212) 497-5030
                               Fax: (212) 497-3100




May 20, 2002


Matrix Capital Group, Inc.
666 5th Avenue, 14th Floor
New York, New York  10103


     Re:     MATRIX UNIT TRUST
             GNMA Portfolio, Series 1

Gentlemen:

We have examined the Registration Statement, File No. 333-84762, for the referenced Trust and acknowledge that FT Interactive Data Corporation is currently acting as the initial evaluator for Matrix Unit Trust GNMA Portfolio, Series 1. Subsequently, we hereby consent to the reference of FT Interactive Data as Trust evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


     /s/  IAN BLANCE
-----------------------------------------------
    Ian Blance
    Vice President, Fixed Income Services












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